Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL Monday, August 3, 2009 Contact: John K. Bakewell (901) 867-4527

Wright Medical Group, Inc. Reports Results for Second
Quarter Ended June 30, 2009
Net Sales Increase 3% on a Constant Currency Basis; Strong Extremities Performance Continues
Amid Slower Orthopaedic Procedural Growth
Adjusted Q2 EPS of $0.18 Achieves Mid-point of Previously Communicated Outlook Range
Company Provides Revised Outlook for Full-year 2009
ARLINGTON, TN — August 3, 2009 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its second quarter ended June 30, 2009.
Net sales totaled $118.9 million during the second quarter ended June 30, 2009, representing a 0.4% increase over net sales of $118.5 million during the second quarter of 2008. Excluding the impact of foreign currency, net sales increased 3% during the second quarter.
For the second quarter of 2009, the Company recorded net income of $2.4 million, or $0.06 per diluted share, compared to a net loss for the second quarter of 2008 of $2.4 million, or ($0.06) per diluted share. Net income for the second quarter of 2009 included the after-tax effects of approximately $4.1 million of non-cash stock-based compensation expense, $2.0 million of expenses related to the ongoing U.S. governmental inquiries, $794,000 of restructuring charges related to the previously announced closure of the Company’s Toulon, France operations, and $30,000 of acquisition related inventory step-up amortization. Net income for the second quarter of 2008 included the after-tax effects of approximately $3.6 million of non-cash stock-based compensation expense, $3.1 million of restructuring charges, $2.5 million of acquired in-process research & development costs, $2.6 million of charges associated with an unfavorable appellate court decision and $1.5 million of expenses related to the U.S. governmental inquiries.
Excluding those items previously mentioned, second quarter net income, as adjusted, totaled $7.1 million in 2009 compared to $7.2 million in 2008, while diluted earnings per share, as adjusted, totaled to $0.18 for the second quarter of 2009, meeting the mid-point of the Company’s previously communicated outlook range of $0.17 to $0.19 per diluted share. Net income, as adjusted, totaled $0.19 per diluted share for the second quarter of 2008. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are pleased with our operational execution this quarter, as excellent expense control enabled us to produce adjusted EPS results consistent with our previously-communicated expectations despite the continued negative impact that global economic headwinds had on our sales results. At the same time, we are delighted with the progress made during the quarter to improve our working capital efficiency, and with the resulting strong positive cash flow that our efforts have generated.”
Mr. Henley continued, “While the current economic environment is far from ideal, we are confident that the industry’s procedural growth rates will at some point begin to normalize upward. Regardless of when that cycle resumes, as we continue to navigate through 2009 we will continue to focus our attention on expanding the underlying capabilities of our business, including the further expansion of our product portfolios, the enhancement and expansion of our sales force, and the continued improvement of our working capital utilization, all of which should position us nicely for sustained growth and success in the marketplace on a long-term basis.”

(Page 2 of 8)
Sales Review
Global net sales of the Company’s extremity product line increased by 17%, while hip, knee and biologics product lines declined 1%, 3%, and 6%, respectively, during the second quarter of 2009 when compared to the second quarter of 2008.
Domestic sales totaled $73.1 million during the second quarter of 2009, representing an increase of 6% compared to prior year. Domestically, the Company experienced growth in its extremity and hip product lines of 24% and 2%, while its biologics line was flat and its knee product line declined 1%.
International sales, as reported, were $45.8 million for the second quarter of 2009, representing a decrease of 7% compared to prior year. The Company’s international sales results included an unfavorable foreign currency impact totaling approximately $3.1 million during the second quarter of 2009. Excluding the impact of foreign currency, international sales declined by 1% during the second quarter of 2009.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the third quarter of 2009 exclude the effect of possible future acquisitions, other material future business developments, the impact of recording non-cash stock-based compensation and restructuring charges, and costs associated with the Company’s ongoing U.S. governmental inquiries.
The Company has revised its sales target for the full year 2009 to a range of $475 million to $485 million compared to its previously-communicated guidance range of $500 million to $510 million. This new sales target represents annualized as-reported growth between approximately 2% and 4% and constant-currency growth expectations of approximately 5% to 7%, reflecting the Company’s latest views regarding the outlook for end market procedural growth during 2009. The Company is also revising its previously-communicated as-adjusted earnings per share outlook to a target range for the full year of $0.78 to $0.85 per diluted share, down from $0.85 to $0.92 per share. This revised earnings per share outlook reflects the effect of the aforementioned sales target revision, partially offset by expense control initiatives across the business.
The Company’s anticipated targets for the third quarter of 2009 for net sales are in the range of $111 million to $115 million, representing as-reported sales growth objectives between approximately 0% and 4% and constant-currency growth expectations of approximately 3% to 7%, with as-adjusted earnings per share results ranging from $0.13 to $0.16 per diluted share.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.22 to $0.24 per diluted share for the full year 2009 and $0.06 to $0.07 per diluted share for the third quarter of 2009. With regard to restructuring charges, the Company has restated its estimate of total pre-tax charges related to the closing of the Toulon facilities to a range of approximately $28 million to $32 million, of which $26.4 million have been incurred to date.
The Company’s anticipated targets for net sales, adjusted earnings per share, stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-320-2978 (domestic) or 617-614-4923 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until

(Page 3 of 8)
August 10, 2009. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 20902759. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the on-going U.S. governmental inquiries, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2008, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

(Page 4 of 8)
Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net sales	$118,926	$118,477	$239,838	$234,342
Cost of sales	36,745	34,811	74,766	67,249

Gross profit	82,181	83,666	165,072	167,093

Operating expenses:
Selling, general and administrative	65,821	68,875	132,430	135,464
Research and development	9,017	8,378	17,923	16,377
Amortization of intangible assets	1,308	1,276	2,625	2,317
Restructuring charges	794	3,095	860	4,910
Acquired in-process research and development	—	2,490	—	2,490

Total operating expenses	76,940	84,114	153,838	161,558

Operating income (loss)	5,241	(448)	11,234	5,535
Interest expense, net	1,286	773	2,539	410
Other (income) expense, net	(103)	403	(466)	(623)

Income (loss) before income taxes	4,058	(1,624)	9,161	5,748
Provision for income taxes	1,631	733	3,417	4,047

Net income (loss)	$2,427	$(2,357)	$5,744	$1,701

Net income (loss) per share, basic	$0.07	$(0.06)	$0.15	$0.05

Net income (loss) per share, diluted	$0.06	$(0.06)	$0.15	$0.05

Weighted-average number of common shares outstanding, basic	37,332	36,832	37,281	36,718

Weighted-average number of common shares outstanding, diluted	37,404	36,832	37,362	37,313

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2009	2008	change	2009	2008	change
Geographic
Domestic	$73,147	$69,141	5.8%	$147,500	$136,359	8.2%
International	45,779	49,336	(7.2%)	92,338	97,983	(5.8%)

Total net sales	$118,926	$118,477	0.4%	$239,838	$234,342	2.3%

Product Line
Hip products	$41,061	$41,411	(0.8%)	$82,975	$81,311	2.0%
Knee products	30,225	31,248	(3.3%)	60,613	61,424	(1.3%)
Extremity products	25,629	21,903	17.0%	51,570	42,364	21.7%
Biologics products	19,464	20,673	(5.8%)	39,235	41,351	(5.1%)
Other	2,547	3,242	(21.4%)	5,445	7,892	(31.0%)

Total net sales	$118,926	$118,477	0.4%	$239,838	$234,342	2.3%

(Page 5 of 8)
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$45,779	$118,926	$92,338	$239,838
Currency impact as compared to prior period	3,082	3,082	6,419	6,419

Net sales, excluding the impact of foreign currency	$48,861	$122,008	$98,757	$246,257

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Operating Income
Operating income (loss), as reported	$5,241	$(448)	$11,234	$5,535

Reconciling items impacting Gross Profit:
Inventory step-up amortization	30	—	60	73
Non-cash, stock-based compensation	311	308	603	652

Total	341	308	663	725

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	3,204	2,846	5,305	5,817
U.S. governmental inquiries	2,007	1,462	6,074	3,186
Appellate court decision	—	2,346	—	2,346

Total	5,211	6,654	11,379	11,349

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	565	417	960	666

Other Reconciling Items:
Restructuring charges	794	3,095	860	4,910
Acquired in-process research and development	—	2,490	—	2,490

Total	794	5,585	860	7,400

Operating income, as adjusted	$12,152	$12,516	$25,096	$25,675

Operating income, as adjusted, as a percentage of net sales	10.2%	10.6%	10.5%	11.0%

(Page 6 of 8)
Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Net Income
Net income (loss), as reported	$2,427	$(2,357)	$5,744	$1,701
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	4,080	3,571	6,868	7,135
Restructuring charges	794	3,095	860	4,910
Inventory step-up amortization	30	—	60	73
U.S. governmental inquiries	2,007	1,462	6,074	3,186
Appellate court decision (including interest)	—	2,638	—	2,638
Acquired in-process research and development	—	2,490	—	2,490

Total	6,911	13,256	13,862	20,432

Tax effect of reconciling items:
Non-cash, stock-based compensation	(1,164)	(1,061)	(2,037)	(1,980)
Restructuring charges	(309)	(1,067)	(335)	(1,730)
Inventory step-up amortization	(12)	—	(23)	(29)
U.S. governmental inquiries	(784)	(576)	(2,373)	(1,256)
Appellate court decision	—	(1,039)	—	(1,039)
Acquired in-process research and development	—	—	—	—

Total	(2,269)	(3,743)	(4,768)	(6,034)

Net income, as adjusted	$7,069	$7,156	$14,838	$16,099

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$2,427	$7,069	$(2,357)	$7,156
Interest expense on convertible notes	N/A	935	N/A	937

Diluted net income (loss)	$2,427	$8,004	$(2,357)	$8,093

Basic shares	37,332	37,332	36,832	36,832
Dilutive effect of stock options and restricted shares	72	72	—	663
Dilutive effect of convertible notes	N/A	6,126	—	6,126

Diluted shares	37,404	43,530	36,832	43,621

Net income (loss) per share, diluted	$0.06	$0.18	$(0.06)	$0.19

(Page 7 of 8)
Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$5,744	$14,838	$1,701	$16,099
Interest expense on convertible notes	N/A	1,870	N/A	1,874

Diluted net income	$5,744	$16,708	$1,701	$17,973

Basic shares	37,281	37,281	36,718	36,718
Dilutive effect of stock options and restricted shares	81	81	595	595
Dilutive effect of convertible notes	—	6,126	—	6,126

Diluted shares	37,362	43,488	37,313	43,439

Net income per share, diluted	$0.15	$0.38	$0.05	$0.41

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.06	$(0.06)	$0.15	$0.05
Interest expense on convertible notes	0.02	0.02	0.04	0.04
Dilutive effect of convertible notes	(0.01)	0.01	(0.02)	(0.01)
Non-cash, stock-based compensation	0.07	0.06	0.11	0.12
Restructuring charges	0.01	0.05	0.01	0.07
Inventory step-up amortization	0.00	—	0.00	0.00
U.S. governmental inquiries	0.03	0.02	0.09	0.04
Appellate court decision	—	0.04	—	0.04
Acquired in-process research and development	—	0.06	—	0.06

Net income, as adjusted, per diluted share	$0.18	$0.19	$0.38	$0.41

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Effective tax rate, as reported	40.2%	(45.1%)	37.3%	70.4%
Non-cash, stock-based expense	(4.1%)	(3.9%)	(2.5%)	(4.0%)
Restructuring charges	(0.2%)	167.5%	0.2%	(16.2%)
Inventory step-up amortization	0.0%	—	0.0%	0.0%
U.S. governmental inquiries	(0.3%)	(0.7%)	0.6%	(0.6%)
Appellate court decision	—	(2.4%)	—	(0.8%)
Acquired in-process research and development	—	(76.9%)	—	(10.3%)

Effective tax rate, as adjusted	35.6%	38.5%	35.6%	38.5%

(Page 8 of 8)
Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$116,468	$87,865
Marketable securities	37,235	57,614
Accounts receivable, net	108,001	102,046
Inventories	168,808	176,059
Prepaid expenses and other current assets	45,528	53,071

Total current assets	476,040	476,655

Property, plant and equipment, net	136,951	133,651
Goodwill and intangible assets, net	71,785	70,772
Other assets	10,620	11,052

Total assets	$695,396	$692,130

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,304	$15,877
Accrued expenses and other current liabilities	51,963	59,247
Current portion of long-term obligations	147	125

Total current liabilities	67,414	75,249

Long-term obligations	200,143	200,136
Other liabilities	3,592	5,117

Total liabilities	271,149	280,502

Stockholders’ equity	424,247	411,628

Total liabilities and stockholders’ equity	$695,396	$692,130